VALIDUS ANNOUNCES FIRST QUARTER NET INCOME OF $166.8 MILLION
ANNUALIZED RETURN ON AVERAGE EQUITY OF 18.1%
BOOK VALUE PER DILUTED COMMON SHARE OF $44.00 AT MARCH 31, 2016

Pembroke, Bermuda, April 28, 2016 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $166.8 million, or $1.98 per diluted common share, for the three months ended March 31, 2016, compared to $173.4 million, or $1.98 per diluted common share, for the three months ended March 31, 2015.
Net operating income available to Validus was $117.4 million, or $1.39 per diluted common share, for the three months ended March 31, 2016, compared to $136.9 million, or $1.56 per diluted common share, for the three months ended March 31, 2015.
Book value per diluted common share at March 31, 2016 was $44.00, reflecting quarterly growth of 4.8% inclusive of dividends.
Commenting on the financial results for the three months ended March 31, 2016, Validus' Chairman and CEO Ed Noonan stated:
"I’m very pleased to report Validus’ strong results for the quarter which were driven by excellent underwriting and investment results.  Despite competitive conditions in the insurance and reinsurance markets combined with capital markets volatility, Validus generated an 18.1% annualized return on average equity.  We continue to build upon existing strengths in our Bermuda and London platforms while positioning our U.S. operations for long term success."
Income available to Validus by segment for the three months ended March 31, 2016 and March 31, 2015 was as follows:

	Income available to Validus for the three months ended
	March 31, 2016	March 31, 2015
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income (a)	$98.3	$76.1
Talbot - Underwriting income (a)	20.3	56.0
Western World - Underwriting (loss) income (a)	(4.7)	2.2
Validus' share of PaCRe, Ltd.	—	4.0
Validus' share of other AlphaCat income (a)	8.8	3.8
Validus' share of AlphaCat net income	8.8	7.8
Total segmental income	122.7	142.1
Net investment income (b)	27.9	29.4
Corporate operating expenses	(32.5)	(36.4)
Eliminations and other	(0.7)	1.8
Net operating income available to Validus (c)	$117.4	$136.9
Net operating earnings per diluted common share available to Validus (c)	$1.39	$1.56
Net income available to Validus (c)	$166.8	$173.4
Net earnings per diluted common share available to Validus	$1.98	$1.98
(a) Underwriting income and Validus' share of AlphaCat net income are non-GAAP measures.
(b) Net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat's non-managed portfolio is $29.5 million and $31.0 million for the three months ended March 31, 2016 and 2015, respectively.
(c) A reconciliation of net operating income available to Validus and underwriting income to net income available to Validus, the most directly comparable GAAP measure, is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's March 31, 2016 investor financial supplement that has been posted to the Investor section of the Company's website located at www.validusholdings.com.
First Quarter 2016 Results
Highlights for the first quarter are as follows:

•
Gross premiums written for the three months ended March 31, 2016 were $1,172.8 million compared to $1,119.2 million for the three months ended March 31, 2015, an increase of $53.6 million, or 4.8%. The increase was primarily due to increases at Western World and AlphaCat, and was partially offset by decreases at Validus Re and Talbot.

•
The loss ratio for the three months ended March 31, 2016 was 39.3% which included $53.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.4 percentage points compared to a loss ratio for the three months ended March 31, 2015 of 41.8% which included $83.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.5 percentage points. The favorable development of $53.7 million for the three months ended March 31, 2016 was primarily due to favorable development on non-event reserves of $71.4 million; offset by unfavorable development on event specific reserves of $17.7 million. The unfavorable development was driven by reserves established following the receipt of a loss advice on an individual marine policy that incepted during the second half of 2015.

•	The combined ratio for the three months ended March 31, 2016 and 2015 was 75.1%.

•
Net operating income available to Validus for the three months ended March 31, 2016 was $117.4 million compared to $136.9 million for the three months ended March 31, 2015, a decrease of $19.5 million, or 14.2%.

•	Net income available to Validus for the three months ended March 31, 2016 was $166.8 million compared to $173.4 million for the three months ended March 31, 2015, a decrease of $6.6 million, or 3.8%.

•
Annualized return on average equity of 18.1% and annualized net operating return on average equity of 12.8% for the three months ended March 31, 2016 compared to 19.1% and 15.1%, respectively, for the three months ended March 31, 2015.

Notable and Non-Notable Loss Events
During the three months ended March 31, 2016 and 2015, the Company did not incur any notable loss events, defined as consolidated losses that aggregate to a threshold greater than or equal to $30.0 million or any non-notable loss events, defined as consolidated losses that aggregate to a threshold greater than or equal to $15.0 million, but less than $30.0 million. During the three months ended March 31, 2015, the Company incurred a single non-notable loss event, Windstorm Niklas, which resulted in an estimated loss to the Company of $15.0 million, or 2.6 percentage points of the loss ratio.

The Company's loss ratio, excluding prior year development, notable loss events, and non-notable loss events for the three months ended March 31, 2016 and 2015 was 48.7% and 53.7%, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Re Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2016 were $691.7 million compared to $711.7 million for the three months ended March 31, 2015, a decrease of $20.0 million, or 2.8%. Gross premiums written for the three months ended March 31, 2016 included $192.6 million of property premiums, $106.6 million of marine premiums and $392.4 million of specialty premiums, compared to $219.8 million of property premiums, $133.4 million of marine premiums and $358.5 million of specialty premiums for the three months ended March 31, 2015. The decrease in the property lines of $27.2 million was primarily due to utilization of third party capital, along with reductions in our participation and non-renewals on various programs due to the current rate environment and was partially offset by an increase in the proportional lines of $11.4 million as a result of a new quota share program. The decrease in the marine lines of $26.8 million was primarily driven by reductions in our participation on various programs due to current market conditions. The decreases were partially offset by an increase in the specialty lines of $34.0 million primarily as a result of new casualty business of $23.6 million written during the three months ended March 31, 2016 and adjustments to premiums on existing business.

•
The loss ratio for the three months ended March 31, 2016 was 34.0%, which included $25.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 10.5 percentage points compared to a loss ratio for the three months ended March 31, 2015 of 44.7% which included $24.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.8 percentage points. The favorable development of $25.7 million on prior accident years for the three months ended March 31, 2016 is primarily due to favorable development on non-event reserves of $28.1 million; offset by unfavorable development on event specific reserves of $2.4 million.

•	The combined ratio for the three months ended March 31, 2016 was 59.6% compared to 70.1% for the three months ended March 31, 2015, a decrease of 10.5 percentage points.

•	Underwriting income for the three months ended March 31, 2016 was $98.3 million compared to $76.1 million for the three months ended March 31, 2015, an increase of $22.2 million, or 29.2%.
Talbot Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2016 were $266.3 million compared to $270.1 million for the three months ended March 31, 2015, a decrease of $3.8 million, or 1.4%. Gross premiums written for the three months ended March 31, 2016 included $69.8 million of property premiums, $88.2 million of marine premiums and $108.3 million of specialty premiums compared to $71.7 million of property premiums, $110.4 million of marine premiums and $88.0 million of specialty premiums for the three months ended March 31, 2015. The decrease in the marine lines of $22.1 million was driven by decreases in a number of classes, primarily the upstream energy, cargo, and marine and other treaty lines due to the timing of renewals of certain policies, a reduction in premium adjustments to prior years and ongoing market conditions which have reduced renewals, and was partially offset by an increase in premium estimates of $6.5 million, which had no impact on earned premium. The increase in gross premiums written in the specialty lines of $20.3 million included an increase in premium estimates of $15.8 million, which had no impact on earned premium. After the impact of these changes in estimate, the increase of $4.5 million was primarily due to new business in the political lines class and upwards premium adjustments on existing business.

•
The loss ratio for the three months ended March 31, 2016 was 48.4%, which included $22.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.0 percentage points compared to a loss ratio for the three months ended March 31, 2015 of 35.1% which included $51.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 23.2 percentage points. The favorable development of $22.7 million on prior accident years for the three months ended March 31, 2016 is primarily due to favorable development on non-event reserves of $38.0 million; offset by unfavorable development on event specific reserves of $15.3 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The combined ratio for the three months ended March 31, 2016 was 90.2% compared to 74.9% for the three months ended March 31, 2015, an increase of 15.3 percentage points.

•	Underwriting income for the three months ended March 31, 2016 was $20.3 million compared to $56.0 million for the three months ended March 31, 2015, a decrease of $35.7 million.
Western World Segment
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2016 were $64.0 million compared to $56.9 million for the three months ended March 31, 2015, an increase of $7.0 million, or 12.3%. Gross premiums written for the three months ended March 31, 2016 included $15.4 million of property premiums and $48.5 million of liability premiums, compared to $9.4 million of property premiums and $47.6 million of liability premiums for the three months ended March 31, 2015. The increase in gross premiums written in the property lines of $6.0 million was primarily a result of$5.0 million of additional business written in the brokerage property and commercial package property classes as a result of continued enhancements in the coastal wind property program.

•
The loss ratio for the three months ended March 31, 2016 was 64.5%, which included $4.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.2 percentage points compared to a loss ratio for the three months ended March 31, 2015 of 74.4% which included $6.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.3 percentage points. The loss ratio for the three months ended March 31, 2016 included catastrophe losses totaling $2.0 million, or 3.3 percentage points. Of the 2015 incurred losses, $3.2 million or 4.7 percentage points arose from the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
The combined ratio for the three months ended March 31, 2016 was 108.1% compared to 97.1% for the three months ended March 31, 2015, an increase of 11.0 percentage points, primarily due to the amortization of the fair value adjustment accounted for at the time of the acquisition of Western World, which benefited the policy acquisition cost ratio by 15.3 percentage points during the three months ended March 31, 2015.

•	Underwriting loss for the three months ended March 31, 2016 was $4.7 million compared to income of $2.2 million for the three months ended March 31, 2015, a decrease of $7.0 million.
AlphaCat Segment
Highlights for the first quarter include the following:

•
AlphaCat's assets under management were $2,318.0 million as at April 1, 2016, compared to $2,386.2 million as at January 1, 2016. Third party assets under management were $2,010.4 million as at April 1, 2016, compared to $2,059.5 million as at January 1, 2016. During the three months ended April 1, 2016, a total of $49.2 million of capital was raised, of which $45.8 million was raised from third parties. During the three months ended April 1, 2016, $146.5 million was returned to Sidecar investors upon expiration of the risk period. Of this, $120.2 million was returned to third party investors.

•
Management fees earned for the three months ended March 31, 2016 were $5.6 million, of which $0.9 million were earned from related parties, compared to $5.7 million for the three months ended March 31, 2015, of which $1.2 million were earned from related parties.

•
Total expenses for the three months ended March 31, 2016 were $2.4 million, compared to $7.0 million for the three months ended March 31, 2015, a decrease of $4.6 million. The decrease was primarily due to reduced placement fees incurred in relation to raising new capital during the three months ended March 31, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Income available to Validus before investment income from AlphaCat Funds and Sidecars for the three months ended March 31, 2016 was $3.2 million, compared to a loss of $1.3 million for the three months ended March 31, 2015, an increase of $4.4 million.

•
Investment income available to Validus from AlphaCat Funds and Sidecars for the three months ended March 31, 2016 was $5.6 million, compared to $5.1 million for the three months ended March 31, 2015, an increase of $0.6 million.

•
Validus' share of AlphaCat's net income for the three months ended March 31, 2016 was $8.8 million, compared to $7.8 million for the three months ended March 31, 2015, an increase of $1.0 million. Validus' share of AlphaCat net income for the three months ended March 31, 2016 was $8.8 million, compared to $3.8 million excluding Validus' share of PaCRe's net income for the three months ended March 31, 2015, an increase of $5.0 million.

Investments
Highlights of our managed portfolio for the first quarter include the following:

•
Net investment income for the three months ended March 31, 2016 was $27.9 million compared to $29.4 million for the three months ended March 31, 2015, a decrease of $1.5 million, or 5.1%. Annualized effective yield for the three months ended March 31, 2016 was 1.79%, compared to 1.83% for the three months ended March 31, 2015, a decrease of 4.0 basis points.

•
Net realized losses on investments for the three months ended March 31, 2016 were $1.1 million compared to gains of $4.2 million for the three months ended March 31, 2015, a decrease of $5.3 million, or 126.0%.

•
The change in net unrealized gains on investments for the three months ended March 31, 2016 was $47.1 million compared to $34.7 million for the three months ended March 31, 2015, an increase of $12.4 million, primarily as a result of a falling interest rate environment during the three months ended March 31, 2016 compared to the three months ended March 31, 2015.

Corporate Operating Expenses
Highlights for the first quarter include the following:

•
General and administrative expenses for the three months ended March 31, 2016, were $16.2 million compared to $15.6 million for the three months ended March 31, 2015, an increase of $0.6 million or 3.7%.

•
Share compensation expenses for the three months ended March 31, 2016 were $4.1 million compared to $2.9 million for the three months ended March 31, 2015, an increase of $1.2 million or 41.4% primarily due to performance share award adjustments.

•
Tax benefits for the three months ended March 31, 2016 were $2.1 million compared to expenses of $2.6 million for the three months ended March 31, 2015, a decrease of $4.7 million, primarily relating to a partial drawdown of valuation allowances on net operating losses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Shareholders' Equity and Capitalization
As at March 31, 2016, total shareholders' equity was $3.9 billion including $157.2 million of noncontrolling interest. Shareholders' equity available to Validus was $3.7 billion as at March 31, 2016. Book value per diluted common share was $44.00 at March 31, 2016 based on 84,670,648 fully diluted common shares, compared to $42.33 at December 31, 2015 based on 85,992,394 fully diluted common shares, an increase of 4.8%, inclusive of dividends. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization available to Validus at March 31, 2016 was $4.5 billion, including $538.3 million of junior subordinated deferrable debentures and $245.2 million of senior notes. Total capitalization at March 31, 2016 was $6.1 billion, including $1.4 billion of redeemable noncontrolling interest and $157.2 million of noncontrolling interest related to AlphaCat.
Share Repurchases
For the three months ended March 31, 2016, the number of shares repurchased by the Company was 1.4 million. The share repurchases made during the three months ended March 31, 2016 resulted in a dilutive impact to book value per diluted common share of $0.01 for the quarter. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at December 31, 2015				Quarter ended
Effect of share repurchases:	(cumulative)	January	February	March	March 31, 2016
Aggregate purchase price (a)	$2,491,731	$18,377	$28,677	$13,313	$60,367
Shares repurchased	76,031,280	419,668	647,030	289,938	1,356,636
Average price (a)	$32.77	$43.79	$44.32	$45.92	$44.50

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at March 31, 2016	As at April 27, 2016	Cumulative to Date Effect
Aggregate purchase price (a)	$2,552,098	$—	$2,552,098
Shares repurchased	77,387,916	—	77,387,916
Average price (a)	$32.98	$—	$32.98

(a)	Share transactions are on a trade date basis through April 27, 2016 and are inclusive of commissions. Average share price is rounded to two decimal places.
Conference Call
The Company will host a conference call for analysts and investors on April 29, 2016 at 10:00 AM (Eastern) to discuss the first quarter 2016 financial results and related matters. The conference call may be accessed by dialing 1-866-440-4674 (toll-free U.S.) or 1-704-908-0454 (international) and entering the passcode 5826 9955. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 13, 2016, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 5826 9955.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through May 13, 2016. In addition, a financial supplement relating to the Company's financial results for the three months and three months ended March 31, 2016 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. ("Validus") is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a Bermuda based reinsurer focused on treaty reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Laura Pietruszki / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2016	December 31, 2015
Assets
Fixed maturities trading, at fair value (amortized cost: 2016—$5,478,317; 2015—$5,556,900)	$5,481,304	$5,510,331
Short-term investments trading, at fair value (amortized cost: 2016—$2,107,714; 2015—$1,941,615)	2,108,199	1,941,635
Other investments, at fair value (cost: 2016—$323,196; 2015—$315,963)	344,151	336,856
Cash and cash equivalents	569,774	723,109
Restricted cash	108,395	73,270
Total investments and cash	8,611,823	8,585,201
Investments in affiliates, equity method (cost: 2016—$70,761; 2015—$70,186)	84,504	88,065
Premiums receivable	1,176,684	658,682
Deferred acquisition costs	262,675	181,002
Prepaid reinsurance premiums	181,255	77,992
Securities lending collateral	9,721	4,863
Loss reserves recoverable	370,689	350,586
Paid losses recoverable	25,001	23,071
Income taxes recoverable	7,146	16,228
Deferred tax asset	27,771	21,661
Receivable for investments sold	16,278	39,766
Intangible assets	119,842	121,258
Goodwill	196,758	196,758
Accrued investment income	22,298	23,897
Other assets	92,076	126,782
Total assets	$11,204,521	$10,515,812

Liabilities
Reserve for losses and loss expenses	$2,980,300	$2,996,567
Unearned premiums	1,503,161	966,210
Reinsurance balances payable	96,685	75,380
Securities lending payable	10,187	5,329
Deferred tax liability	3,618	3,847
Payable for investments purchased	76,116	77,475
Accounts payable and accrued expenses	136,712	627,331
Notes payable to AlphaCat investors	323,510	75,493
Senior notes payable	245,211	245,161
Debentures payable	538,335	537,668
Total liabilities	$5,913,835	$5,610,461

Commitments and contingent liabilities
Redeemable noncontrolling interest	1,409,037	1,111,714

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2016—160,582,277; 2015—160,570,772; Outstanding: 2016—81,555,486; 2015—82,900,617)	$28,102	$28,100
Treasury shares (2016—79,026,791; 2015—77,670,155)	(13,830)	(13,592)
Additional paid-in-capital	954,485	1,002,980
Accumulated other comprehensive loss	(15,438)	(12,569)
Retained earnings	2,771,107	2,634,056
Total shareholders’ equity available to Validus	3,724,426	3,638,975
Noncontrolling interest	157,223	154,662
Total shareholders’ equity	$3,881,649	$3,793,637

Total liabilities, noncontrolling interests and shareholders’ equity	$11,204,521	$10,515,812

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
(Dollars in thousands)	2016	2015
Underwriting income
Gross premiums written	$1,172,791	$1,119,224
Reinsurance premiums ceded	(167,835)	(191,325)
Net premiums written	1,004,956	927,899
Change in unearned premiums	(433,688)	(352,009)
Net premiums earned	571,268	575,890
Other insurance related income	736	940
Underwriting revenues	572,004	576,830

Underwriting deductions
Losses and loss expenses	224,447	240,929
Policy acquisition costs	107,193	98,411
General and administrative expenses	86,208	84,235
Share compensation expenses	11,237	9,054
Total underwriting deductions	429,085	432,629

Underwriting income	$142,919	$144,201

Net investment income	29,461	31,029
Finance expenses	(15,203)	(20,967)
Operating income before taxes, income from operating affiliates and (income) attributable to AlphaCat investors	$157,177	$154,263
Tax benefit (expense)	2,118	(2,565)
(Loss) income from operating affiliates	(23)	3,984
(Income) attributable to AlphaCat investors	(4,600)	—
Net operating income	$154,672	$155,682

Net realized (losses) gains on investments	(584)	4,169
Change in net unrealized gains on investments	47,444	33,227
(Loss) income from investment affiliate	(4,113)	2,776
Foreign exchange gains (losses)	6,245	(4,265)
Other income	677	—
Net income	$204,341	$191,589

Net (income) attributable to noncontrolling interest	(37,531)	(18,178)

Net income available to Validus	$166,810	$173,411

Selected ratios:
Net premiums written / Gross premiums written	85.7%	82.9%

Losses and loss expenses	39.3%	41.8%

Policy acquisition costs	18.8%	17.1%
General and administrative expenses (a)	17.0%	16.2%
Expense ratio	35.8%	33.3%

Combined ratio	75.1%	75.1%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended March 31,
	2016	2015
Underwriting income
Gross premiums written	$691,668	$711,693
Reinsurance premiums ceded	(92,495)	(113,777)
Net premiums written	599,173	597,916
Change in unearned premiums	(355,342)	(344,828)
Net premiums earned	243,831	253,088
Other insurance related (loss) income	(315)	315
Underwriting revenues	243,516	253,403

Underwriting deductions
Losses and loss expenses	82,868	113,128
Policy acquisition costs	42,259	42,094
General and administrative expenses	17,179	19,509
Share compensation expenses	2,901	2,578
Total underwriting deductions	145,207	177,309

Underwriting income	$98,309	$76,094

Talbot Segment	Three Months Ended March 31,
	2016	2015
Underwriting income
Gross premiums written	$266,317	$270,077
Reinsurance premiums ceded	(87,458)	(91,075)
Net premiums written	178,859	179,002
Change in unearned premiums	27,933	43,587
Net premiums earned	206,792	222,589
Other insurance related income	11	54
Underwriting revenues	206,803	222,643

Underwriting deductions
Losses and loss expenses	100,101	78,128
Policy acquisition costs	44,343	49,104
General and administrative expenses	38,535	36,494
Share compensation expenses	3,522	2,957
Total underwriting deductions	186,501	166,683

Underwriting income	$20,302	$55,960

Western World Segment	Three Months Ended March 31,
	2016	2015
Underwriting income
Gross premiums written	$63,959	$56,947
Reinsurance premiums ceded	(4,139)	(3,233)
Net premiums written	59,820	53,714
Change in unearned premiums	1,679	14,168
Net premiums earned	61,499	67,882
Other insurance related income	288	263
Underwriting revenues	61,787	68,145

Underwriting deductions
Losses and loss expenses	39,646	50,517
Policy acquisition costs	14,200	4,279
General and administrative expenses	12,075	10,627
Share compensation expenses	581	477
Total underwriting deductions	66,502	65,900

Underwriting (loss) income	$(4,715)	$2,245

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended March 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended March 31,
	2016	2015
Revenue - management fees
Third party	$4,727	$4,537
Related party	891	1,186
Total revenue	5,618	5,723

Expenses
General and administrative expenses	1,482	2,429
Share compensation expenses	141	149
Finance expenses	808	4,428
Foreign exchange losses (gains)	8	(13)
Total expenses	2,439	6,993

Income (loss) before investments from AlphaCat Funds and Sidecars	3,179	(1,270)

Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	124	1,168
AlphaCat ILS Funds - Lower Risk (b)	2,507	1,286
AlphaCat ILS Funds - Higher Risk (b)	2,436	2,425
BetaCat ILS Funds	563	174
PaCRe	(23)	3,984
Total investment income from AlphaCat Funds and Sidecars	5,607	9,037

Validus' share of AlphaCat income	$8,786	$7,767

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended March 31,
	2016	2015
Investment income
Net investment income (a)	$27,923	$29,436

Operating expenses
General and administrative expenses	16,183	15,606
Share compensation expenses	4,092	2,893
Finance expenses (a)	14,341	15,336
Tax (benefit) expense	(2,118)	2,565
Total operating expenses	32,498	36,400

Other items
Net realized (losses) gains on investments (a)	(1,086)	4,180
Change in net unrealized gains on investments (a)	47,078	34,669
(Loss) income from investment affiliate	(4,113)	2,776
Foreign exchange gains (losses) (a)	6,074	(3,456)
Other income	677	—
Total other items	48,630	38,169

Total Corporate and Investments	$44,055	$31,205

(a)	These items exclude the components which are included in Validus' share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at March 31, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2016
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,724,426	81,555,486		$45.67

Tangible book value per common share				$41.79

Book value per diluted common share
Total shareholders' equity available to Validus	3,724,426	81,555,486
Assumed exercise of outstanding stock options (b)	1,319	65,401	$20.17
Unvested restricted shares	—	3,049,761
Book value per diluted common share	$3,725,745	84,670,648		$44.00
Adjustment for accumulated dividends				10.51
Book value per diluted common share plus accumulated dividends				$54.51

Tangible book value per diluted common share				$40.26

	December 31, 2015
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,638,975	82,900,617		$43.90

Tangible book value per common share				$40.06

Book value per diluted common share
Total shareholders' equity available to Validus	3,638,975	82,900,617
Assumed exercise of outstanding stock options (b)	1,319	65,401	$20.17
Unvested restricted shares	—	3,026,376
Book value per diluted common share	$3,640,294	85,992,394		$42.33
Adjustment for accumulated dividends				10.16
Book value per diluted common share plus accumulated dividends				$52.49

Tangible book value per diluted common share				$38.63

(a)	Weighted average exercise price for those stock options that have an exercise price lower than book value per share.

(b)	Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Underwriting Income, Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2016	2015
Net income available to Validus	$166,810	$173,411
Adjustments for:
Net realized losses (gains) on investments	584	(4,169)
Change in net unrealized gains on investments	(47,444)	(33,227)
Loss (income) from investment affiliate	4,113	(2,776)
Foreign exchange (gains) losses	(6,245)	4,265
Other income	(677)	—
Net income (loss) attributable to noncontrolling interest	237	(630)
Net operating income available to Validus	$117,378	$136,874
Net investment income	(29,461)	(31,029)
Finance expenses	15,203	20,967
Tax (benefit) expense	(2,118)	2,565
Loss (income) from operating affiliates	23	(3,984)
Income attributable to AlphaCat investors	4,600	—
Net operating income attributable to noncontrolling interest	37,294	18,808
Underwriting income	$142,919	$144,201

Net operating income available to Validus	117,378	136,874
Less: Dividends and distributions declared on outstanding warrants	—	(1,405)
Net operating income available to Validus, adjusted	$117,378	$135,469

Net income per share available to Validus - diluted	$1.98	$1.98
Adjustments for:
Net realized losses (gains) on investments	—	(0.05)
Change in net unrealized gains on investments	(0.56)	(0.38)
Loss (income) from investment affiliate	0.05	(0.03)
Foreign exchange (gains) losses	(0.07)	0.05
Other income	(0.01)	—
Net income (loss) attributable to noncontrolling interest	—	(0.01)
Net operating income per share available to Validus - diluted	$1.39	$1.56

Weighted average number of common shares and common share equivalents	84,198,315	87,583,129

Average shareholders' equity available to Validus	$3,681,701	$3,634,162

Annualized net operating return on average equity	12.8%	15.1%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of underwriting income and net operating income (loss) available (attributable) to Validus to net income (loss) available (attributable) to Validus, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
The AlphaCat segment information is presented as an asset manager view and therefore is considered non-GAAP.
Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss)and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Annualized net operating return on average equity is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com